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                                                          Exhibit 10(iii)A(7)(b)


Dear Mr. Balloun:

     The terms of your employment with the Company are currently covered by a letter agreement ("Agreement"), dated February 1, 1996, between you and the Company. In connection with the restructuring of the Company that will be effective August 31, 1996, this will confirm that you may be employed by, and perform services for, subsidiary corporations or subsidiary partnerships of the Company and that you may receive compensation and benefits from such entities. This will also confirm that you will continue to be entitled to the aggregate amount of compensation, benefits and other amounts provided in the Agreement. Your rights to benefits upon termination of employment with the Company and its subsidiaries will continue to be as provided in Paragraph 7 of the Agreement.

                                            Sincerely,

                                            NATIONAL SERVICE INDUSTRIES, INC.



                                            By:_________________________________